Exhibit 99.1

May 15, 2015 12:30 UTC

3PEA Reports First Quarter 2015 Financial Results

HENDERSON, Nev.--(BUSINESS WIRE)-- 3PEA International, Inc. (OTCQB: TPNL), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, reported financial results for the first quarter ended March 31, 2015.

Recent Company Highlights

•	Expanded its PaySign® brand of prepaid cards to the automotive market with PaySign Connect for Automobile Dealerships. The comprehensive PaySign Connect prepaid solution is a customizable, multi-purpose platform tailored to the unique requirements of auto dealerships.
•	Signed a three year reseller agreement with the Dealer Automotive Group, LLC (DAG), whereby DAG will offer the PaySign Connect prepaid solution as their exclusive prepaid incentive card solution to dealerships nationwide.
•	Signed Henderson Hyundai Superstore, a leading automotive dealership serving Las Vegas, Boulder City and Henderson, Nevada, as the first customer for its PaySign Connect prepaid solution for the automotive industry.
•	Increased presence in the plasma donation payments space by adding five new centers, including a new corporate client, B Positive National Blood Centers, bringing the current number of centers serviced to 83. The company expects revenues from these centers to increase as they mature.
•	Reduced debt associated with notes payable from $1.0 million to $0.2 million.

Management Commentary

“We made several key advancements in the first quarter of 2015, such as adding plasma centers to our platform, entering the automotive market and signing a key reseller agreement to support our entry into that market,” said Arthur De Joya, Chief Financial Officer of 3PEA International. “Furthermore, the growth in programs on our PaySign Platform led to significantly higher gross margins when compared to the year ago quarter. We expect this trend to continue as we add programs to the platform. Looking ahead, we expect to add new pharmaceutical, automotive and plasma programs from new and existing customers, while expanding our geographical footprint and aggressively pursuing opportunities in new and existing markets in the U.S. and abroad.”

Q1 2015 Financial Results

Total revenues in the first quarter of 2015 were $1.6 million, compared to $2.4 million in the same year-ago quarter. The decrease in revenue was primarily due to the non-occurrence of revenues associated with specific program life cycle events in the first quarter of 2015. Revenue from plasma donation card usage was impacted by seasonality normally seen in the first quarter.

Gross profit in the first quarter of 2015 increased to $0.6 million, or 34.6% of total revenues, compared to $0.5 million, or 19.9% of total revenues in the year-ago quarter. This improvement was attributable to higher margin revenue from new card programs introduced on the PaySign platform.

Total operating expenses in the first quarter of 2015 were $1.0 million, compared to $0.5 million in the year-ago quarter. The increase was primarily due to expenses related to our planned expansion in the European Union.

Net loss in the first quarter of 2015 was $0.4 million, or $(0.01) per basic share, compared to a net loss of $0.1 million, or $(0.00) per basic share in the year-ago quarter.

At March 31, 2015, the company’s cash balance totalled $2.2 million, compared to $3.9 million at December 31, 2014.

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About 3PEA International

3PEA International (OTCQB: TPNL) is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor that has millions of prepaid debit cards in its portfolio. Through its PaySign brand, 3PEA designs and develops payment solutions, prepaid card programs, and customized payment services. 3PEA manages programs for many of the world’s largest pharmaceutical manufacturers with copay assistance products designed to maximize new patient acquisition, retention, and adherence. 3PEA’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. 3PEA’s customizable prepaid solutions offer significant cost savings while improving brand recognition and customer loyalty. 3PEA’s customers include healthcare companies, major pharmaceutical companies and source plasma providers, large multinationals, prestigious universities, and social media companies. PaySign is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at www.3pea.com or follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

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3PEA INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2015 AND DECEMBER 31, 2014

	March 31, 2015	December 31, 2014
	(Unaudited)	(Audited)
ASSETS

Current assets
Cash	$2,180,665	$3,886,968
Cash Restricted	5,345,515	7,792,255
Accounts Receivable	71,101	86,658
Prepaid Expenses and other assets	176,306	214,502
Total current assets	7,773,587	11,980,383

Fixed assets, net	199,329	206,929

Intangible and other assets
Deposits	4,451	4,451
Investment	330,779	44,110
Intangible assets, net	760,648	721,609

Total assets	$9,068,794	$12,957,482

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$435,740	$680,159
Customer card funding	5,345,515	7,792,255
Stocks payable-related parties	680,000	680,000
Notes payable- related parties	–	700,440
Notes payable	185,130	325,446
Total current liabilities	6,646,385	10,178,300

Long-term liabilities
Notes payable, non-current portion	–	–
Total long Term liabilities	–	–

Total liabilities	6,646,385	10,178,300

Commitments and contingencies	–	–

Stockholders' equity
Common stock; $0.001 par value; 150,000,000 shares authorized, 36,913,265 and 36,669,106 issued and outstanding at March 31, 2015 and December 31, 2014, respectively	36,913	36,669
Additional paid-in capital	5,709,795	5,634,886
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Accumulated deficit	(3,231,870)	(2,790,075)
Total 3Pea International, Inc.'s stockholders' deficit	2,364,838	2,731,480
Noncontrolling interest	57,571	47,702
Total stockholders' equity	2,422,409	2,779,182

Total liabilities and stockholders' equity	$9,068,794	$12,957,482

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3PEA INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(UNAUDITED)

	For the three months ended March 31,
	2015	2014

Revenues	$1,598,409	$2,407,675

Cost of revenues	1,045,257	1,929,267

Gross profit	553,152	478,408

Operating expenses
Depreciation and amortization	71,760	33,947
Selling, general and administrative	907,870	508,878

Total operating expenses	979,630	542,825

Loss from operations	(426,478)	(64,417)

Other income (expense)
Gain on debt extinguishment	11,337	–
Interest expense	(16,785)	(15,815)
Total other income (expense)	(5,448)	(15,815)

Loss before provision for income taxes and noncontrolling interest	(431,926)	(80,232)

Provision for income taxes	–	–

Net loss before noncontrolling interest	(431,926)	(80,232)

Net (income) loss attributable to the noncontrolling interest	9,869	(157)

Net loss attributable to 3Pea International, Inc.	$(441,795)	$(80,075)

Net loss per common share - basic	$(0.01)	(0.00)
Net loss per common share - fully diluted	N/A	N/A

Weighted average common shares outstanding - basic	36,834,068	38,936,106
Weighted average common shares outstanding - fully diluted	N/A	N/A

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Contacts

Company Contact:
3PEA International, Inc.
Brian Polan, VP Corporate Finance
1-702-749-7234
bpolan@3pea.com
www.3pea.com
or
Investor Relations:
MZ North America
Greg Falesnik, Senior Vice President
1-949-385-6449
Greg.Falesnik@mzgroup.us
www.mzgroup.us

Source: 3PEA International, Inc.

View this news release online at:
http://www.businesswire.com/news/home/20150515005267/en

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